Exhibit 10.1

SECOND AMENDMENT TO PROMISSORY NOTE

THIS SECOND AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is dated as of the 8th day of April, 2022 and is made by and between INSU Acquisition Corp. III (“Maker”) and Cohen & Company, LLC (“Payee”).

RECITALS

A.	Maker executed that certain Promissory Note dated July 12, 2021 in the original principal sum of up to Five Hundred Thousand Dollars ($500,000) (as amended, the “Note”).

B.	Maker and Payee amended the Note on February 11, 2022.

C.	Maker and Payee have agreed to make certain further amendments to the Note in accordance with paragraph 13 of the Note.

D.	Unless otherwise set forth herein, all other provisions of the Note shall remain in full force and effect.

E.	All capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

In consideration of these promises, the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. The introductory paragraph of the Note is hereby amended and restated in its entirety to read as follows:

“INSU Acquisition Corp. III (the “Maker”) promises to pay to the order of Cohen & Company, LLC (the “Payee”) the principal sum of up to ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) (the “Maximum Principal Amount”) in lawful money of the United States of America, on the terms and conditions described below.”

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

MAKER:

INSU ACQUISITION CORP. III

By:	/s/ John Butler
Name:	John Butler
Title:	President and Chief Executive Officer

PAYEE:

COHEN & COMPANY, LLC

By:	/s/ Joseph W. Pooler, Jr.
Name:	Joseph W. Pooler, Jr.
Title:	EVP and CFO